UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 22, 2015

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, shareholders of Stock Yards Bancorp, Inc. (the “Company”) approved the Stock Yards Bancorp, Inc. 2015 Omnibus Equity Compensation Plan (the “2015 Plan” or the “Plan”) and the possible performance criteria to be used under it.  The 2015 Plan is the successor incentive compensation plan to the Stock Yards Bancorp, Inc. 2005 Equity Compensation Plan (the “2005 Plan”), which expires by its terms on April 26, 2015.  No further grants will be made under the 2005 Plan, and shares with respect to all grants outstanding under the 2005 Plan will be issued or transferred under the 2015 Plan, although awards made under the 2005 Plan will continue to be subject to the terms of that 2005 Plan’s design and the terms of the respective award agreements.  The 2015 Plan became effective on April 22, 2015.

Material terms of the 2015 Plan are summarized below.  A copy of the full text of the 2015 Plan is attached to this report as Exhibit 10.1.  This summary of the 2015 Plan is not intended to be a complete description of the 2015 Plan and is qualified in its entirety by the actual text of the 2015 Plan to which reference is hereby made.

General.  The Plan provides that grants may be made in any of the following forms:

●           Incentive stock options;
●           Nonqualified stock options;
●           Stock units;
●           Stock awards;
●           Stock appreciation rights (SARs);
●           Dividend equivalents; and
●           Other stock-based awards.

The Plan authorizes a number of shares of Common Stock for issuance equal to the sum of the following:  the number of shares of Common Stock subject to outstanding grants under the 2005 Plan (some of which may expire, be cancelled or forfeited in the future and again be available for grant), plus the number of shares of Common Stock remaining available for issuance under the 2005 Plan but not subject to an outstanding award, in each case as of April 22, 2015, the date of the Company’s annual meeting of shareholders at which the 2015 Plan was approved.

The Plan provides limits on the maximum aggregate number of shares of Common Stock with respect to which grants may be made during any calendar year which are as follows:

●	For non-employee directors, 3,000 shares via options and SARs and 2,500 shares via stock awards or stock units; and
●	For any other participant, 75,000 total shares with no more than 40,000 shares via options and SARs and 35,000 shares via stock awards or stock units.

The number of shares available under the 2015 Plan and the individual limits on annual awards are both subject to adjustment as set forth in the Plan.

Administration.  The Plan will be administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”).  Ministerial functions may be performed by an administrative committee of the employees appointed by the Committee.  The Committee has the authority to (i) determine individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including criteria for exercisability and acceleration of exercisability, (iv) amend terms and conditions of any previously issued grant, subject to limitations set forth in the Plan and (v) deal with any other matters arising under the Plan.

Eligibility for Participation.  Designated employees and non-employee directors of the Company and its subsidiaries are eligible to receive grants under the Plan.  The Committee is authorized to select persons to receive grants from among those eligible and will determine the number of shares of Common Stock that are subject to each grant.

Vesting.  The Committee determines the vesting of awards granted under the Plan provided that all awards will have a minimum of one year (cliff or incremental) vesting, which may be accelerated only in the events of death, disability, retirement or change in control.

Qualified Performance-Based Compensation.  The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Internal Revenue Code.  Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing performance goals that must be met, the applicable performance period, amounts to be paid if the performance goals are met, and any other conditions.  Following the performance period, the Committee will certify the performance results and determine the amount, if any, to be paid or shares to be issued in connection with any performance-based award.

Repricing of Options.  Except in relation to transactions that trigger appropriate adjustments in awards, neither the Board of Directors nor the Committee can amend the price of outstanding options or SARs under the Plan to reduce the exercise price or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior shareholder approval.

Clawback Policy.  All grants made under the Plan are subject to any compensation, clawback or recoupment policy that may be applicable to employees of the Company; as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.

Amendment and Termination of the Plan.  The Board of Directors may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Shareholder Approval for Qualified Performance-Based Compensation.  If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Internal Revenue Code, the Plan must be re-approved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2015, Stock Yards Bancorp, Inc. held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders voted to approve an amendment to Article VI of the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 20,000,000 to 40,000,000 shares.  Shareholders also voted to approve an additional amendment to Article VIII of the Company’s Second Amended and Restated Articles of Incorporation to adopt majority voting in uncontested elections for directors.  Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation incorporating the amendments to Articles VI and VIII approved by shareholders at the Annual Meeting were filed with the Kentucky Secretary of State on April 23, 2015, and were effective upon filing.  A copy of the Articles of Amendment as filed with the Kentucky Secretary of State is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

In connection with the amendment to the Articles of Incorporation adopting a majority voting standard for directors, the Board of Directors of the Company has approved a conforming amendment to Section 3.12 of the Company’s Bylaws.  A copy of the amended Bylaws is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2015, the Company held its 2015 annual meeting of shareholders.  As of the record date for the Annual Meeting, there were 14,738,480 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 12,997,151 or 88.19% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows:

1.           The following individuals were nominated in 2015 to serve until the next annual meeting of shareholders in 2016.  All nominees were elected.  The results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Charles R. Edinger, III	9,821,346	324,535	2,851,270
David P. Heintzman	10,004,303	141,578	2,851,270
Carl G. Herde	10,128,127	17,754	2,851,270
James A. Hillebrand	10,101,139	44,741	2,851,270
Richard A. Lechleiter	10,061,760	84,121	2,851,270
Bruce P. Madison	10,128,853	17,028	2,851,270
Richard Northern	10,094,803	51,078	2,851,270
Stephen M. Priebe	10,123,211	22,670	2,851,270
Nicholas X. Simon	10,126,952	18,929	2,851,270
Norman Tasman	10,068,940	76,941	2,851,270
Kathy C. Thompson	10,054,267	91,614	2,851,270

2.           Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015:

For	12,829,376
Against	61,542
Abstain	106,233
Broker non-vote	0

3.           Proposal to approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 20,000,000 to 40,000,000.

For	11,169,948
Against	1,345,084
Abstain	482,118
Broker non-vote	0

4.           Proposal to approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to implement a majority voting standard for the election of directors in uncontested elections.

For	9,716,626
Against	120,572
Abstain	307,682
Broker non-vote	2,851,270

5.           Proposal to approve the Company’s 2015 Omnibus Equity Compensation Plan.

For	8,970,475
Against	383,344
Abstain	792,061
Broker non-vote	2,851,270

6.           Proposal to approve a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	9,181,274
Against	316,189
Abstain	563,856
Broker non-vote	2,851,270

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
3.1
Articles of Amendment to the Second Amended and Restated Articles of Incorporation increasing the number of authorized common shares and implementing a majority voting standard in uncontested elections for directors, as filed with the Kentucky Secretary of State on April 23, 2015

3.2	Amended Bylaws of Stock Yards Bancorp, Inc.
10.1	Stock Yards Bancorp, Inc. 2015 Omnibus Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2015

STOCK YARDS BANCORP, INC.

By:	/s/ Nancy B. Davis
Nancy B. Davis
Executive Vice President, Treasurer and Chief Financial Officer